Exhibit 99.1

FutureFuel Releases Third Quarter and Nine-Month 2018 Results

FutureFuel Third Quarter Net Income of $9.4 Million

Reports Net Income of $9.4 Million or $0.22 per Diluted Share, and Adjusted EBITDA of $13.7 Million

CLAYTON, Mo., November 09, 2018 (GLOBE NEWSWIRE) -- FutureFuel Corp. (NYSE:FF) (“FutureFuel”), a manufacturer of custom and performance chemicals and biofuels, today announced financial results for the third quarter and the nine months ended September 30, 2018.

Third Quarter 2018 Financial Highlights (all comparisons are with the third quarter of 2017)

●	Revenues were $81.4 million, up 4.9% from $77.6 million
●	Adjusted EBITDA was $13.7 million, up 43.0% from $9.6 million
●	Net income increased to $9.4 million, or $0.22 per diluted share, from $3.3 million, or $0.08 per diluted share.

Nine Month 2018 Financial Highlights (all comparisons are with the first nine months of 2017)

●	Revenues were $225.5 million, up 12.9% from $199.8 million
●	EBITDA was $62.9 million, up 265.8% from $17.2 million
●	Net income increased to $51.3 million, or $1.17 per diluted share, from $7.6 million, or $0.17 per diluted share.

“We saw strong demand across the board for our products and services in the third quarter. Combined with our solid operational performance, we were able to realize continued year on year growth in both our chemical and biodiesel segments. As we approach the end of the year, we remain in limbo with regard to reinstatement of the Blenders Tax Credit for 2018 and forward into 2019. Our entire industry would benefit from certainty over this issue,” said Tom McKinlay, Chief Operating Officer for FutureFuel Corp.

2018 Regular Cash Dividends

FutureFuel paid a normal quarterly dividend of $0.06 per share in the third quarter of 2018. The remaining quarterly dividends of $0.06 per share will be paid in December.

Financial Overview and Key Operating Metrics

Financial and operating metrics, which include non-GAAP financial measures, include dollars in thousands, except per share amounts:

FutureFuel Corp.

Certain Financial and Operating Metrics

(Unaudited)

	Three months ended September 30,
			Dollar	%
	2018	2017	Change	Change
Revenues	$81,422	$77,606	$3,816	4.9%
Income from operations	$10,229	$3,200	$7,029	219.7%
Net income	$9,445	$3,334	$6,111	183.3%
Earnings per common share:
Basic	$0.22	$0.08	$0.14	175.0%
Diluted	$0.22	$0.08	$0.14	175.0%
Capital expenditures and intangibles (net of customer reimbursements and regulatory grants)	$642	$856	$(214)	(25.0%	)
Adjusted EBITDA	$13,661	$9,553	$4,108	43.0%

	Nine months ended September 30,
			Dollar	%
	2018	2017	Change	Change
Revenues	$225,505	$199,765	$25,740	12.9%
Income from operations	$50,636	$6,049	$44,587	737.1%
Net income	$51,322	$7,564	$43,758	578.5%
Earnings per common share:
Basic	$1.17	$0.17	$1.00	588.2%
Diluted	$1.17	$0.17	$1.00	588.2%
Capital expenditures and intangibles (net of customer reimbursements and regulatory grants)	$1,539	$2,413	$(874)	(36.2%	)
Adjusted EBITDA	$62,926	$17,201	$45,725	265.8%

Financial and Business Summary

Consolidated sales revenue in the three and nine months ended September 30, 2018 increased 4.9% or $3,816 and 12.9% or $25,740, compared to the three and nine months ended September 30, 2017. The current three-month period was benefited $6,086 from higher biofuel prices and unfavorably affected by a volume reduction in pipeline trades. In the first nine months, sales revenue benefited from strong demand in the Ag chemical and energy markets with higher sales volumes and prices in both segments. Within the chemical segment, sales volume/product mix improved 11.0% or $8,543 in addition to an increase of $2,212 from higher average selling prices. The price increases were primarily from higher prices indexed to higher raw material prices. Within the biofuel segment, sales revenue increased $9,745 in the nine-month period from improved sales volumes and product mix and $5,240 from higher average selling prices experienced in the fuel industry. Negatively influencing this price effect was the retroactive reinstatement of the 2017 blenders’ tax credit (BTC) passed into law on February 9, 2018.

Gross profit in the three and nine months ended September 30, 2018 increased $7,127 and $44,977 compared to the three months and nine months ended September 30, 2017. The three-month increase was primarily from stronger margins in the biofuel segment. The nine-month increase was primarily from improved margins in the biofuel segment from the BTC which expired on December 31, 2016 and was retroactively reinstated for 2017 (but, not beyond 2017) on February 9, 2018 resulting in the benefit being recognized in 2018. Also benefiting gross profit in the nine-month period was increased sales volumes in both the chemicals and biofuels segments.

Gross profit was additionally benefited in the three and nine months ended September 30, 2018, as compared to the prior year period, by the adjustment in the carrying value of our inventory as determined utilizing the LIFO method of inventory accounting.  The change in this adjustment decreased gross profit $443 in the three months ended September 30, 2018 and increased gross profit $2,708 in the nine months ended September 30, 2018 as compared to the three and nine months ended September 30, 2017.  This LIFO adjustment did not result in a lower of cost or market adjustment in the three and nine months ended September 30, 2018 and 2017. Please see Note 3 for additional discussion.

Lastly, gross profit was favorably impacted by the change in the unrealized and realized activity in derivative instruments with a loss of $676 in the three months ended September 30, 2018, as compared to a loss of $3,314 in the prior year period. In the nine-month period, gross profit was impacted negatively by the change in unrealized and realized activity in derivative instruments with a loss of $3,947, as compared to a loss of $1,511, in the prior year period.

Net Income

Net income for the three and nine months ended September 30, 2018 increased $6,111 and $43,758 as compared to the same periods in 2017. The increase was from stronger sales volumes, a 14% reduction in the federal statutory tax rate, and biodiesel tax credits and incentives that were reinstated in the three months ended March 31, 2018 that were not in effect for 2017.

Capital Expenditures

Capital expenditures and intangibles were $3,084 in the first nine months of 2018, compared with $2,614 in the same period in 2017. FutureFuel was reimbursed for a portion of these expenditures by certain customers as summarized in the following table.

	Nine months ended September 30,
	2018	2017
Cash paid for capital expenditures and intangibles	$3,084	$2,614
Cash received as reimbursement of capital expenditures	$(1,545)	$(201)
Cash paid, net of reimbursement, for capital expenditures	$1,539	$2,413

Cash and Cash Equivalents and Marketable Securities

Cash and cash equivalents and marketable securities totaled $302,450 as of September 30, 2018, compared with $235,326 as of December 31, 2017.

About FutureFuel

FutureFuel is a leading manufacturer of diversified chemical products, specialty chemical products, and biofuel products. In its chemicals business, FutureFuel manufactures specialty chemicals for specific customers (“custom chemicals”) as well as multi-customer specialty chemicals (“performance chemicals”). FutureFuel’s custom chemicals product portfolio includes a bleach activator for a major detergent manufacturer, proprietary herbicide and intermediates for major life sciences companies, and chlorinated polyolefin adhesion promoters and antioxidant precursors for a major chemical company. FutureFuel’s performance chemicals product portfolio includes polymer (nylon) modifiers and several small-volume specialty chemicals for diverse applications. FutureFuel’s biofuels segment primarily produces and sells biodiesel to its customers. Please visit www.futurefuelcorporation.com for more information.

Forward-Looking Statements

This document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements deal with FutureFuel’s current plans, intentions, beliefs, and expectations, and statements of future economic performance. Statements containing such terms as “believe,” “do not believe,” “plan,” “expect,” “intend,” “estimate,” “anticipate,” and other phrases of similar meaning are considered to contain uncertainty and are forward-looking statements. In addition, from time to time FutureFuel or its representatives have made or will make forward-looking statements orally or in writing. Furthermore, such forward-looking statements may be included in various filings that the company makes with United States Securities and Exchange Commission (the “SEC”), in press releases, or in oral statements made by or with the approval of one of FutureFuel’s authorized executive officers.

These forward-looking statements are subject to certain known and unknown risks and uncertainties, as well as assumptions that could cause actual results to differ materially from those reflected in these forward-looking statements. Factors that might cause actual results to differ include, but are not limited to, those set forth under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in FutureFuel’s Form 10-K Annual Report for the year ended December 31, 2017 and in its future filings made with the SEC. An investor should not place undue reliance on any forward-looking statements contained in this document, which reflect FutureFuel management’s opinions only as of their respective dates. Except as required by law, the company undertakes no obligation to revise or publicly release the results of any revisions to forward-looking statements. The risks and uncertainties described in this document and in current and future filings with the SEC are not the only ones faced by FutureFuel. New factors emerge from time to time, and it is not possible for the company to predict which will arise. There may be additional risks not presently known to the company or that the company currently believes are immaterial to its business. In addition, FutureFuel cannot assess the impact of each factor on its business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. If any such risks occur, FutureFuel’s business, operating results, liquidity, and financial condition could be materially affected in an adverse manner. An investor should consult any additional disclosures FutureFuel has made or will make in its reports to the SEC on Forms 10-K, 10-Q, and 8-K, and any amendments thereto. All subsequent written and oral forward-looking statements attributable to FutureFuel or persons acting on its behalf are expressly qualified in their entirety by the cautionary statements contained in this document.

Non-GAAP Financial Measures

In this press release, FutureFuel used adjusted EBITDA as a key operating metric to measure both performance and liquidity. Adjusted EBITDA is a non-GAAP financial measure. Adjusted EBITDA is not a substitute for operating income, net income, or cash flow from operating activities (each as determined in accordance with GAAP), as a measure of performance or liquidity. Adjusted EBITDA has limitations as an analytical tool, and should not be considered in isolation or as a substitute for analysis of results as reported under GAAP. FutureFuel defines adjusted EBITDA as net income before interest, income taxes, depreciation, and amortization expenses, excluding, when applicable, non-cash share-based compensation expense, public offering expenses, acquisition-related transaction costs, purchase accounting adjustments, loss on disposal of property and equipment, gains or losses on derivative instruments, other non-operating income or expense. Information relating to adjusted EBITDA is provided so that investors have the same data that management employs in assessing the overall operation and liquidity of FutureFuel’s business. FutureFuel’s calculation of adjusted EBITDA may be different from similarly titled measures used by other companies; therefore, the results of its calculation are not necessarily comparable to the results of other companies.

Adjusted EBITDA allows FutureFuel’s chief operating decision makers to assess the performance and liquidity of FutureFuel’s business on a consolidated basis to assess the ability of its operating segments to produce operating cash flow to fund working capital needs, to fund capital expenditures, and to pay dividends. In particular, FutureFuel management believes that adjusted EBITDA permits a comparative assessment of FutureFuel’s operating performance and liquidity, relative to a performance and liquidity based on GAAP results, while isolating the effects of depreciation and amortization, which may vary among its operating segments without any correlation to their underlying operating performance, and of non-cash stock-based compensation expense, which is a non-cash expense that varies widely among similar companies, and gains and losses on derivative instruments, whose immediate recognition can cause net income to be volatile from quarter to quarter due to the timing of the valuation change in the derivative instruments relative to the sale of biofuel.

A table included in this earnings release reconciles adjusted EBITDA with net income, the most directly comparable GAAP performance financial measure, and a table reconciles adjusted EBITDA with cash flows from operations, the most directly comparable GAAP liquidity financial measure.

FutureFuel Corp.

Condensed Consolidated Balance Sheets

(Dollars in thousands)

	(Unaudited)
	September 30, 2018	December 31, 2017
Assets
Cash and cash equivalents	$199,348	$114,627
Accounts receivable, net of allowances for bad debt of $0 and $0, at September 30, 2018 and December 31, 2017, respectively	21,489	22,138
Inventory	48,005	43,754
Marketable securities	103,102	120,699
Other current assets	1,782	9,140
Total current assets	373,726	310,358
Property, plant and equipment, net	104,254	109,735
Other assets	5,225	5,470
Total noncurrent assets	109,479	115,205
Total Assets	$483,205	$425,563
Liabilities and Stockholders’ Equity
Accounts payable	$34,546	$19,579
Dividends payable	2,626	10,498
Other current liabilities	14,967	5,204
Total current liabilities	52,139	35,281
Deferred revenue – long-term	14,651	16,522
Other noncurrent liabilities	18,567	22,164
Total noncurrent liabilities	33,218	38,686
Total liabilities	85,357	73,967
Commitments and contingencies:
Preferred stock, $0.0001 par value, 5,000,000 shares authorized, none issued and outstanding	-	-
Common stock, $0.0001 par value, 75,000,000 shares authorized, 43,743,243 and 43,741,670, issued and outstanding as of September 30, 2018 and December 31, 2017, respectively	4	4
Accumulated other comprehensive income	124	8,433
Additional paid in capital	282,109	281,964
Retained earnings	115,611	61,195
Total Stockholders’ Equity	397,848	351,596
Total Liabilities and Stockholders’ Equity	$483,205	$425,563

FutureFuel Corp.

Condensed Consolidated Statements of Operations

and Comprehensive Income

(Dollars in thousands, except per share amounts)

(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2018	2017	2018	2017
Revenue	$81,422	$77,606	$225,505	$199,765
Cost of goods sold and distribution	68,769	72,080	167,074	186,311
Gross profit	12,653	5,526	58,431	13,454
Selling, general, and administrative expenses	1,547	1,391	4,952	4,870
Research and development expenses	877	935	2,843	2,535
	2,424	2,326	7,795	7,405
Income from operations	10,229	3,200	50,636	6,049
Other income, net	3,228	1,864	3,022	4,890
Income before income taxes	13,457	5,064	53,658	10,939
Provision for income taxes	4,012	1,730	2,336	3,375
Net income	$9,445	$3,334	$51,322	$7,564

Earnings per common share
Basic	$0.22	$0.08	$1.17	$0.17
Diluted	$0.22	$0.08	$1.17	$0.17
Weighted average shares outstanding
Basic	43,724,195	43,705,234	43,719,215	43,662,672
Diluted	43,732,920	43,714,753	43,725,370	43,671,420

Comprehensive Income
Net income	$9,445	$3,334	$51,322	$7,564
Other comprehensive income from unrealizednet gain on available-for-sale securities	(27)	1,006	(19)	7,102
Income tax effect	6	(353)	4	(2,490)
Total unrealized (loss)/gain, net of tax	(21)	653	(15)	4,612
Comprehensive income	$9,424	$3,987	$51,307	$12,176

FutureFuel Corp.

Consolidated Statements of Cash Flows

For the Nine Months Ended September 30, 2017 and 2016

(Dollars in thousands)

(Unaudited)

	Nine months ended September 30,
	2018	2017
Cash flows provided by operating activities
Net income	$51,322	$7,564
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	8,244	8,735
Amortization of deferred financing costs	108	109
Benefit for deferred income taxes	(3,609)	(1,303)
Change in fair value of equity securities	5,597	-
Change in fair value of derivative instruments	(2,290)	(60)
Other than temporary impairment of marketable securities	-	177
Impairment of fixed assets	258	28
(Gain)/loss on the sale of investments	(2,324)	366
Stock based compensation	321	878
Loss on disposal of fixed assets	41	145
Noncash interest expense	22	20
Changes in operating assets and liabilities:
Accounts receivable	3,031	3,081
Accounts receivable – related parties	(2,382)	(1,181)
Inventory	(4,251)	8,570
Income tax receivable	6,458	5,546
Prepaid expenses	1,190	1,152
Prepaid expenses – related parties	-	(4)
Accrued interest on marketable securities	9	22
Other assets	(256)	37
Accounts payable	13,018	1,425
Accounts payable – related parties	1,949	2,780
Accrued expenses and other current liabilities	5,385	1,587
Accrued expenses and other current liabilities – related parties	-	(142)
Deferred revenue	(2,672)	(3,220)
Other noncurrent liabilities	-	128
Net cash provided by operating activities	79,169	36,440
Cash flows from investing activities
Collateralization of derivative instruments	2,384	(760)
Purchase of marketable securities	(19,664)	(25,795)
Proceeds from the sale of marketable securities	33,942	14,913
Proceeds from the sale of fixed assets	22	4
Capital expenditures	(3,084)	(2,614)
Net cash provided by/(used in) investing activities	13,600	(14,252)
Cash flows from financing activities
Minimum tax withholding on stock options exercised and awards vested	(176)	(121)
Excess tax benefits associated with stock options and awards	-	(31)
Payment of dividends	(7,872)	(108,063)
Net cash used in financing activities	(8,048)	(108,215)
Net change in cash and cash equivalents	84,721	(86,027)
Cash and cash equivalents at beginning of period	114,627	199,272
Cash and cash equivalents at end of period	$199,348	$113,245

Cash paid for interest	$-	$-
Cash paid for income taxes	$1,506	$55

FutureFuel Corp.

Reconciliation of Non-GAAP Financial Measure to Financial Measure

(Dollars in thousands)

(Unaudited)

Reconciliation of Adjusted EBITDA to Net Income

	Three months ended September 30,		Nine months ended September 30,
	2018	2017	2018	2017
Adjusted EBITDA	$13,661	$9,553	$62,926	$17,201
Depreciation	(2,732)	(2,927)	(8,244)	(8,735)
Non-cash stock-based compensation	(107)	(128)	(321)	(878)
Interest and dividend income	2,543	1,965	6,688	5,679
Non-cash interest expense (including amortization of deferred financing costs)	(43)	(43)	(130)	(129)
Losses on disposal of property and equipment	(4)	(68)	(41)	(145)
Losses on derivative instruments	(676)	(3,314)	(3,947)	(1,511)
Gains/(losses) on marketable securities	815	26	(3,273)	(543)
Provision for income taxes	(4,012)	(1,730)	(2,336)	(3,375)
Net income	$9,445	$3,334	$51,322	$7,564

Reconciliation of Adjusted EBITDA to Net Cash Provided by Operating Activities

	Nine months ended September 30,
	2018	2017
Adjusted EBITDA	$62,926	$17,201
Benefit for deferred income taxes	(3,609)	(1,303)
Impairment of fixed assets	258	28
Interest and dividend income	6,688	5,679
Provision for income taxes	(2,336)	(3,375)
Losses on derivative instruments	(3,947)	(1,511)
Change in fair value of derivative instruments	(2,290)	(60)
Changes in operating assets and liabilities, net	21,479	19,781
Net cash provided by operating activities	$79,169	$36,440

FutureFuel Corp.

Condensed Consolidated Segment Income

(Dollars in thousands)

(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2018	2017	2018	2017
Revenue
Custom chemicals	$ 23,973	$ 23,593	$ 74,465	$ 65,189
Performance chemicals	4,049	4,574	14,165	12,686
Chemicals revenue	28,022	28,167	88,630	77,875
Biofuels revenue	53,400	49,439	136,875	121,890
Total Revenue	$ 81,422	$ 77,606	$ 225,505	$ 199,765

Segment gross profit/(loss)
Chemicals	$ 8,898	$ 8,060	$ 24,470	$ 20,401
Biofuels	3,755	(2,534)	33,961	(6,947)
Total gross profit	12,653	5,526	58,431	13,454
Corporate expenses	(2,424)	(2,326)	(7,795)	(7,405)
Income before interest and taxes	10,229	3,200	50,636	6,049
Interest and other income	3,358	1,965	6,688	5,679
Interest and other expense	(130)	(101)	(3,666)	(789)
Provision for income taxes	(4,012)	(1,730)	(2,336)	(3,375)
Net income	$ 9,445	$ 3,334	$ 51,322	$ 7,564

Depreciation is allocated to segment costs of goods sold based on plant usage. The total assets and capital expenditures of FutureFuel have not been allocated to individual segments as large portions of these assets are shared to varying degrees by each segment, causing such an allocation to be of little value.

COMPANY CONTACT

FutureFuel Corp. Tom McKinlay (314)854-8352

www.futurefuelcorporation.com